SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934



     Date of Report (Date of earliest event reported): October 16, 1998


                        Agri-Nutrition Group Limited
           (Exact name of registrant as specified in its charter)

         Delaware                                      0-24312                                  43-1648680
        (State of                               (Commission File No.)                         (IRS Employer
      Incorporation)                                                                        Identification No.)


                          Riverport Executive Center II
                        13801 Riverport Drive, Suite 111
                        Maryland Heights, Missouri 63043
          (Address of principal executive offices, including zip code)



                                 (314) 298-7330
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS

         On October 16, 1998, Agri-Nutrition Group Limited (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with
Virbac S.A., a French corporation ("VBSA"), and Virbac, Inc., a Delaware corporation ("Virbac"), pursuant to which Virbac will be merged with and into the Company (the "Merger") with the Company being the surviving corporation. Pursuant to the Merger Agreement, VBSA will form a French subsidiary ("VBSA Sub") that will become a party to the Merger Agreement. Upon consummation of the Merger, the Company will issue shares of its common stock, par value $.01 per share ("Common Stock"), that will constitute approximately 60% of its outstanding Common Stock after the Merger, to VBSA Sub, thereby effecting a change of control of the Company pursuant to which VBSA will become the indirect majority stockholder of the Company. The Merger Agreement requires VBSA, prior to the consummation of the Merger, to contribute to Virbac cash in an amount equal to the sum of (i) $6.7 million, and (ii) the difference between (a) Virbac's outstanding debt, including accrued interest thereon, plus certain expenses incurred by Virbac in connection with the Merger and (b) Virbac's cash, with each of such amounts to be calculated as of December 31, 1998. In addition, following the Merger, the Company will complete one, and under certain circumstances a second, tender offer for a portion of its outstanding Common Stock at a price of $3.00 per share. The Company will change its name to Virbac Corporation upon consummation of the Merger. It is expected that the Merger will be consummated in January 1999, subject to approval by the Company's stockholders, regulatory approval and other customary closing conditions.

         VBSA, headquartered in Carros, France, is a manufacturer of veterinary pharmaceuticals and has operations throughout the world. Virbac, headquartered in Fort Worth, Texas, is the U.S. subsidiary of VBSA and is a manufacturer and distributor of a wide variety of animal health products focusing on dermatological, parasiticide and dental products.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  None.

         (b)      Pro Forma Financial Statement Information.

                  None.

         (c)      Exhibits.

         2.1 Agreement and Plan of Merger, dated October 16, 1998, by and among the Company, VBSA and Virbac.

         99.1     Press release of the Company dated October 19, 1998.


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                               SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                      Agri-Nutrition Group Limited



                                      By:  /S/ ROBERT J. ELFANBAUM
                                           Robert J. Elfanbaum
                                           Chief Financial Officer


Date: November 17, 1998

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